EXHIBIT 21.1
Subsidiaries of Verint
(as of May 18, 2010)

Jurisdiction of
Incorporation or
Name	Organization

Comverse Information Systems Ltd.	Israel
Iontas, Inc.	Delaware
Iontas Limited	Ireland
Mercom Systems Technology Limited	United Kingdom
MultiVision Holdings Limited	British Virgin Islands
MultiVision IP Management Limited	Hong Kong
Syborg GmbH	Germany
Syborg Grundbesitz GmbH	Germany
Syborg Informationsysteme b.h. OHG	Germany
Verint Americas Inc.	Delaware
Verint Blue Pumpkin Software GmbH	Germany
Verint Blue Pumpkin Software Israel Ltd.	Israel
Verint Blue Pumpkin Software LLC	Delaware
Verint Systems (Asia Pacific) Limited	Hong Kong
Verint Systems (Australia) PTY Ltd.	Australia
Verint Systems (India) Private Ltd.	India
Verint Systems Japan K.K.	Japan
Verint Systems (Macau) Limited	Macau
Verint Systems (Singapore) Pte. Ltd. (1)	Singapore
Verint Systems (Zhuhai) Limited	People’s Republic of China
Verint Systems B.V.	The Netherlands
Verint Systems Canada Inc.	Canada
Verint Systems GmbH	Germany
Verint Systems Ltd.	Israel
Verint Systems Poland sp.z.o.o.	Poland
Verint Systems SAS	France
Verint Systems UK Ltd.	United Kingdom
Verint Technology Inc.	Delaware
Verint Video Solutions AB	Sweden
Verint Video Solutions Inc.	Nevada
Verint Video Solutions SL	Spain
Verint Video Solutions UK Limited	United Kingdom
Witness Systems (HK) Limited	Hong Kong
Verint Witness Systems Canada Inc.	Canada
Witness Systems Deutschland GmbH	Germany
Verint Witness Systems	United Kingdom
Verint Witness Systems LLC	Delaware
Verint Witness Systems S.A. de CV	Mexico
Verint Witness Systems Services S.A. de CV	Mexico
Witness Systems Software (India) Private Limited (2)	India
Verint Witness Systems Software, Hardware, E Servicos Do Brasil Ltda	Brazil
Verint WS Holdings Ltd.	United Kingdom
View Links Euclipse Ltd.	Israel

(1)	We own a 50% equity interest in this entity and do not have the power to unilaterally direct or cause the direction of the management and policies of this entity.

(2)	Shares currently held by local attorneys who organized entity on our behalf pending transfer to us.